Exhibit 10.3

THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER

US $[Principal Amount]

HUMANIGEN, INC.

7% CONVERTIBLE REDEEMABLE NOTE

DUE MARCH [●], 2021

FOR VALUE RECEIVED, HUMANIGEN, INC. (the “Company”) promises to pay to the order of [Name of Holder] and its authorized successors and permitted assigns ("Holder"), the aggregate principal face amount of [●] Dollars exactly (U.S. $[●]) on MARCH [●], 2021 ("Maturity Date") and to pay interest on the principal amount outstanding hereunder at the rate of 7% per annum commencing on March [●], 2020 (“Issuance Date”). This Note shall contain an original issue discount of $[10% of Principal Amount] such that the purchase price is $[●]. The principal of, and interest on, this Note are payable at [●], initially, and if changed, last appearing on the records of the Company as designated in writing by the Holder hereof from time to time. The Company will pay the outstanding principal due upon this Note before or on the Maturity Date, less any amounts required by law to be deducted or withheld, to the Holder of this Note by check or wire transfer addressed to such Holder at the last address appearing on the records of the Company. The forwarding of such check or wire transfer shall constitute a payment of outstanding principal hereunder and shall satisfy and discharge the liability for principal on this Note to the extent of the sum represented by such check or wire transfer. Interest shall be payable in Common Stock (as defined below) pursuant to paragraph 4(b) herein.

This Note is subject to the following additional provisions:

1.       This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange, except that Holder shall pay any tax or other governmental charges payable in connection therewith.

2.       The Company shall be entitled to withhold from all payments any amounts required to be withheld under applicable laws.

3.       This Note may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended ("Act"), and applicable state securities laws. Any attempted transfer to a non-qualifying party shall be treated by the Company as void. Prior to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company's records as the owner hereof for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected or bound by notice to the contrary. Any Holder of this Note electing to exercise the right of conversion set forth in Section 4(a) hereof, in addition to the requirements set forth in Section 4(a), and any prospective transferee of this Note, also is required to give the Company written confirmation that this Note is being converted ("Notice of Conversion") in the form annexed hereto as Exhibit A. The date of receipt (including receipt by telecopy) of such Notice of Conversion shall be the Conversion Date.

4.        (a)       Subject to the provisions of Section 4(b), beginning on the 6th monthly anniversary of the Issuance Date, the Holder of this Note is entitled, at its option, to convert all or any amount of the principal amount of this Note then outstanding, together with the accrued and unpaid interest on such portion of the Note proposed to be converted, into shares of the Company's common stock (the "Common Stock") at a price ("Conversion Price") equal to $.25 per share (the “Fixed Price”). After the 9th month anniversary of this Note, the Conversion Price shall be equal to the lower of the Fixed Price or 68% of the lowest of either the trading price or closing bid of the Common Stock as reported on the National Quotations Bureau OTC Marketplace exchange which the Company’s shares are traded or any exchange upon which the Common Stock may be traded in the future ("Exchange"), for the ten prior trading days including the day upon which a Notice of Conversion is received by the Company or its transfer agent (provided such Notice of Conversion is delivered by fax or other electronic method of communication to the Company or its transfer agent after 4 P.M. Eastern Standard or Daylight Savings Time if the Holder wishes to include the same day closing price). In the event the Company has a closing price of its Common Stock equal to $0.30 or less for 5 consecutive days prior to the 9th monthly anniversary, then, beginning on the 6th monthly anniversary of the Issuance Date, the Holder may elect in its Notice of Conversion to use the lower of the Fixed Price or the variable conversion price set forth above. Such conversion shall be effectuated by the Company delivering the shares of Common Stock to the Holder within 3 business days of receipt by the Company of the Notice of Conversion. If the shares have not been delivered within 3 business days, the Notice of Conversion may be rescinded. Accrued but unpaid interest shall be subject to conversion. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. To the extent the Conversion Price of the Company’s Common Stock closes below the par value per share, the Company will take all steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law. The Company agrees to honor all conversions submitted pending this increase. In the event the Company experiences a DTC “Chill” on its shares, the Conversion Price shall be decreased to 58% instead of 68% while that “Chill” is in effect. In no event shall the Holder be allowed to effect a conversion if such conversion, along with all other shares of Company Common Stock beneficially owned by the Holder and its affiliates would exceed 4.99% of the outstanding shares of the Common Stock of the Company (which may be increased up to 9.9% upon 60 days’ prior written notice by the Holder). The conversion discount, look back period and other terms will be adjusted on a ratchet basis if the Company offers a more favorable conversion discount, interest rate, (whether through a straight discount or in combination with an original issue discount), look back period or other more favorable term to another party for any financings while this Note is in effect.

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(b)       Commencing on the 6th month anniversary of the Issuance Date, the Company shall have the right, but not the obligation, to elect to make fixed monthly amortizing payments to Holder as provided in this Section 4(b). If the Company elects to make such payments, Holder shall not be entitled to convert all or any amount of the principal amount of this Note then outstanding if and for so long as the Company is current in respect of the payments set forth in this Section 4(b). If the Company elects to make such payments, it will provide notice to the Holder of its election, which notice shall be revocable in the Company’s sole discretion, not less than five trading days before the 6th month anniversary of the Issuance Date. If it so elects, the Company shall pay to Holder, by wire transfer of immediately available funds or other payment method reasonably acceptable to Holder, $[●] on the 6th month anniversary of the Issuance Date and monthly thereafter; provided that if any monthly payment date is not a day on which banks in New York City are open for business (a “Business Day”), such payment shall be made on the next succeeding Business Day. Each payment will comprise $[●] of principal amount of this Note, $[●] of accrued but unpaid interest thereon, and $[●] of premium. For avoidance of doubt, the Company confirms that Holder shall be entitled to exercise the conversion right set forth in Section 4(a) if the Company either (x) elects not to make the monthly amortizing payments provided in this Section 4(b), or (y) fails to make such payments when due. Holder acknowledges that its ability to exercise its conversion right under Section 4(a) shall be its only remedy under this Note for the Company’s election or failure to make monthly amortizing payments under this Section 4(b).

(c)       The Notes may be prepaid or redeemed by the Company with the following penalties/premiums:

PREPAY DATE	PREPAY AMOUNT
≤ 60 days	110% of principal plus accrued interest
61-120 days	120% of principal plus accrued interest
121-270 days	130% of principal plus accrued interest

Any prepayment or redemption must be closed and funded within 3 days of giving notice of redemption. Any partial prepayments will be made in accordance with the formula set forth in the chart above with respect to principal, premium and interest.

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(d)        Notwithstanding the foregoing limitations on conversion set forth in Section 4(b), upon (i) a transfer of all or substantially all of the assets of the Company to any person in a single transaction or series of related transactions, (ii) a reclassification, capital reorganization or other change or exchange of outstanding shares of the Common Stock, other than a forward or reverse stock split or stock dividend, or (iii) any consolidation or merger of the Company with or into another person or entity in which the Company is not the surviving entity (other than a merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock) (each of items (i), (ii) and (iii) being referred to as a "Sale Event"), then, in each case, then, in each case, the Company shall, upon request of the Holder, redeem this Note in cash for 130% of the principal amount, plus accrued but unpaid interest through the date of redemption, or at the election of the Holder, such Holder may convert the unpaid principal amount of this Note (together with the amount of accrued but unpaid interest) into shares of Common Stock immediately prior to such Sale Event at the then-effective Conversion Price.

(e)        In case of any Sale Event (not to include a sale of all or substantially all of the Company’s assets) in connection with which this Note is not redeemed or converted, the Company shall cause effective provision to be made so that the Holder of this Note shall have the right thereafter, by converting this Note, to purchase or convert this Note into the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation or merger by a holder of the number of shares of Common Stock that could have been purchased upon exercise of the Note and at the same Conversion Price, as defined in this Note, immediately prior to such Sale Event. The foregoing provisions shall similarly apply to successive Sale Events. If the consideration received by the holders of Common Stock is other than cash, the value shall be as determined by the Board of Directors of the Company or successor person or entity acting in good faith.

5.       No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the form, herein prescribed.

6.       The Company hereby expressly waives demand and presentment for payment, notice of non-payment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereto.

7.       The Company agrees to pay all costs and expenses, including reasonable attorneys' fees and expenses, which may be incurred by the Holder in collecting any amount due under this Note.

8.       If one or more of the following described "Events of Default" shall occur:

(a)     The Company shall default in the payment of principal or interest on this Note or any other note issued to the Holder by the Company; or

(b)     Any of the representations or warranties made by the Company herein or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Note, or the Securities Purchase Agreement under which this note was issued shall be false or misleading in any material respect; or

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(c)     The Company shall fail to perform or observe, in any material respect, any covenant, term, provision, condition, agreement or obligation of the Company under this Note or any other note issued to the Holder; or

(d)     The Company shall (1) become insolvent; (2) admit in writing its inability to pay its debts generally as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; (4) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; (5) file a petition for bankruptcy relief, consent to the filing of such petition or have filed against it an involuntary petition for bankruptcy relief, all under federal or state laws as applicable; or

(e)     A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

(f)     Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company; or

(g)     One or more money judgments, writs or warrants of attachment, or similar process, in excess of fifty thousand dollars ($50,000) in the aggregate, shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of fifteen (15) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

(h)     The Company shall have defaulted on or breached any term of any other note of similar debt instrument into which the Company has entered and failed to cure such default within the appropriate grace period; or

(i)     The Company shall have its Common Stock delisted from an exchange (including the OTC Market exchange) or, if the Common Stock trades on an exchange, the trading in the Common Stock shall be suspended for more than 10 consecutive days, or the Company shall cease to file reports with the U.S. Securities and Exchange Commission (“SEC”) pursuant to the rules of the SEC promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or shall fail to be “current” in respect of such filings, taking into account any extensions of its obligations that may be claimed pursuant to Rule 12b-25 under the Exchange Act; or

(j)     The Company shall not deliver to the Holder the Common Stock pursuant to paragraph 4 herein without restrictive legend within 3 Business Days of its receipt of a Notice of Conversion; or

(k)     The Company shall not replenish the reserve set forth in Section 12, within 3 Business Days of the request of the Holder; or

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(l)    The Company shall lose the “bid” price for its stock and a market (including the OTC marketplace or other exchange)

Then, or at any time thereafter, unless cured within 5 Business Days, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default), at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Note immediately due and payable, without presentment, demand, protest or (further) notice of any kind (other than notice of acceleration), all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law. Upon an Event of Default, interest shall accrue at a default interest rate of 24% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. In the event of a breach of Section 8(j), the penalty shall be $250 per day the Conversion Shares are not issued beginning on the 4th day after the Conversion Notice was delivered to the Company. This penalty shall increase to $500 per day beginning on the 10th day. The penalty for a breach of Section 8(l) shall be an increase of the outstanding principal amounts by 20%. In case of a breach of Section 8(i), the outstanding principal due under this Note shall increase by 50%. If this Note is not paid at maturity, the outstanding principal due under this Note shall increase by 15%. Further, if a breach of the last clause of Section 8(i) occurs and is continuing after the 6 month anniversary of the Issuance Date, then while such breach continues the Holder shall be entitled to use the lowest closing bid price during the delinquency period as a base price for the conversion. For example, if the lowest closing bid price during the delinquency period is $0.01 per share and the conversion discount is 50% the Holder would be entitled to elect to convert this Note at $0.005 per share.

If the Holder shall commence an action or proceeding to enforce any provisions of this Note, including, without limitation, engaging an attorney, then if the Holder prevails in such action, the Holder shall be reimbursed by the Company for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

Make-Whole for Failure to Deliver Loss. At the Holder’s election, in addition to applicable the remedy set forth in the preceding paragraph of this Section 8, if (x) Holder shall have properly delivered a Notice of Conversion to the Company, (y) an Event of Default shall have occurred pursuant to paragraph (j) of this Section 8, and (z) the Holder shall have incurred a Failure to Deliver Loss, then at any time the Holder may provide the Company written notice indicating that a Failure to Deliver Loss shall have occurred and setting forth Holder’s calculation of the amount of the Failure to Deliver Loss, and thereupon the Company shall make prompt payment by wire transfer of immediately available funds or other payment method reasonably acceptable to the Holder of such amount. For purposes of the foregoing, a “Failure to Deliver Loss” shall be calculated as the product of (i) the difference between (A) the highest volume-weighted average price of a share of Common Stock as reported on the applicable Exchange for the ten prior trading days prior to and including the trading day upon which a Notice of Conversion is received by the Company, and (B) the then-effective Conversation Price, multiplied by (ii) the number of Conversion Shares that the Holder would have received upon the conversion of the portion of the Note for which conversion was requested in the Notice of Conversion at the then-effective Conversion Price.

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9.       In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

10.     Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

11.     The Company represents that it is not a “shell” issuer and has never been a “shell” issuer or that if it previously has been a “shell” issuer that at least 12 months have passed since the Company has reported Form 10 type information indicating it is no longer a “shell” issuer.

12.     The Company shall issue irrevocable transfer agent instructions reserving 3,235,000 shares of its Common Stock for conversions under this Note and shall at all times thereafter reserve a minimum of three times the number of shares of Common Stock required if the Note were to be fully converted (the “Share Reserve”). Upon conversion or repayment or other extinguishment of this Note, a ratable portion of any shares remaining in the Share Reserve shall be cancelled. The Company shall pay all transfer agent and legal costs associated with issuing and delivering the share certificates to the Holder, as well as maintaining the Share Reserve. If such amounts are to be paid by the Holder, it may deduct such amounts from the principal amount being converted. The Holder may reasonably request increases from time to time to ensure the Share Reserve is sufficient. The Company will instruct its transfer agent to provide the outstanding share information to the Holder in connection with its conversions.

13.     The Company will give the Holder prompt and direct notice of any corporate actions, including but not limited to name changes, stock splits, recapitalizations, and Sale Events, etc.

14.     If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable provision shall automatically be revised to equal the maximum rate of interest or other amount deemed interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it will not seek to claim or take advantage of any law that would prohibit or forgive the Company from paying all or a portion of the principal or interest on this Note.

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15.     This Note shall be governed by and construed in accordance with the laws of New York applicable to contracts made and wholly to be performed within the State of New York and shall be binding upon the successors and assigns of each party hereto. The Holder and the Company hereby mutually waive trial by jury and consent to exclusive jurisdiction and venue in the courts of the State of New York or in the Federal courts sitting in the county or city of New York, or the Federal courts within the districts of New York. This Note may be executed and delivered in .PDF format, and the facsimile or electronic transmission of a signature page to this Note shall be effective as an original.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by an officer thereunto duly authorized.

Dated: March [●], 2020

HUMANIGEN, INC.

By:

Title: Chief Executive Officer

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EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $___________ of the above Note into _________ Shares of Common Stock of HUMANIGEN, INC. (“Shares”) according to the conditions set forth in such Note, as of the date written below.

If Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer and other taxes and charges payable with respect thereto.

Date of Conversion:

Applicable Conversion Price:

Signature:
[Print Name of Holder and Title of Signer]

Address:

SSN or EIN:

Shares are to be registered in the following name:

Name:

Address:

Tel:

Fax:

SSN or EIN:

Shares are to be sent or delivered to the following account:

Account Name:

Address:

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